Exhibit 10.3

MULTI-PARTY AGREEMENT REGARDING LEASES

AND AMENDMENT TO LEASES

This Multi-Party Agreement (the “Multi-Party Agreement”) is made as of this 13th of March, 2019 between and among IIP-NY 1 LLC, a Delaware limited liability company (the “NY Landlord”); PHARMACANN LLC, an Illinois limited liability company (the “NY Tenant” or “PharmaCann”); IIP-MA 1 LLC, a Delaware limited liability company (the “MA Landlord”); PHARMACANNIS MASSACHUSETTS INC., a Massachusetts corporation (the “MA Tenant”); IIP-OH 1 LLC, a Delaware limited liability company (the “OH Landlord”); PHARMACANN OHIO LLC, an Ohio limited liability company (the “OH Tenant”); and MEDMEN ENTERPRISES INC., a British Columbia corporation (“MedMen”).

The foregoing entities are sometimes individually referred to herein as a “Party” and collectively referred to as the “Parties”. The NY Landlord, the MA Landlord and the OH Landlord are sometimes referred to herein as the “Landlord” as it relates to the applicable Lease (as defined below). The NY Tenant, the MA Tenant and the OH Tenant are sometimes referred to herein as the “Tenant” as it relates to the applicable Lease. Any initially capitalized term not separately defined herein shall have the meaning set forth in the applicable Lease.

RECITALS:

A.             Reference is made to that certain Lease Agreement dated December 19, 2016 (the “NY Lease”) between the NY Landlord and the NY Tenant regarding certain real property and improvements located at 14 Hudson Crossing Drive, Town of Hamptonburgh, County of Orange, State of New York (as more fully described in the NY Lease, the “NY Property”).

B.             Reference is made to that certain Lease Agreement dated May 31, 2018 (the “MA Lease”) between the MA Landlord and the MA Tenant regarding certain real property and improvements located at Lot 1, Hopping Brook Road, Holliston, Massachusetts 01746 (as more fully described in the MA Lease, the “MA Property”).

C.             Reference is made to that certain Lease Agreement dated March 13, 2019 (the “OH Lease”) (the NY Lease, the MA Lease and the OH Lease are sometimes referred to herein as a “Lease”) between the OH Landlord and the OH Tenant regarding certain real property and the improvements located at located at 10767 Mill Dam Road, Buckeye Lake Village, Ohio 43025 (as more fully described in the OH Lease, the “OH Property”). The OH Lease, along with the Purchase and Sale Agreement under which the OH Landlord acquired the Property from the OH Tenant and the Development Agreement executed by and between the OH Tenant, the OH Landlord, and IIP OPERATING PARTNERSHIP, LP, a Delaware limited partnership (“IIP”), all of which documents are dated as of the date of this Multi-Party Agreement, are collectively referred to herein as the “OH Transaction Documents” and, along with the NY Lease and the MA Lease, the “Transaction Documents."

D.             PharmaCann is the owner of 100% of the direct or indirect ownership interests in each of the OH Tenant and the MA Tenant.

E.             PharmaCann and MedMen have entered into a Business Combination Agreement dated December 23, 2018 (the “BCA”) to combine the businesses conducted by MedMen and PharmaCann under which New MedMen Inc., a British Columbia corporation (“MedMen ParentCo”), will be the surviving parent company for both MedMen and PharmaCann (the transaction contemplated under the terms of the BCA is referred to herein as the “Merger Transaction”).

F.             The Parties desire to memorialize certain rights and obligations with respect the above-referenced Leases and to amend the Leases as more fully set forth below.

In consideration of the foregoing and of the rights and obligations of the Parties hereunder and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.            Recitals/Exhibits. The Recitals set forth above and Exhibit 1 attached hereto are incorporated herein and made a part of this Multi-Party Agreement.

2.            Landlord Acknowledgement of Permitted Transfer. Each Landlord hereby acknowledges that the Transfer from the applicable Tenant to MedMen as a result of the consummation of the Merger Transaction shall constitute a Permitted Transfer under the applicable Lease.

3.            MedMen Consent to the Transaction Documents. MedMen hereby consents and approves of (a) the Transaction Documents and (b) the execution of the OH Transaction Documents by the OH Tenant and the applicable Guarantor entities that are affiliates of the OH Tenant.

4.            Amendments to the Leases. Each respective Landlord and Tenant hereby agrees to amend each Lease as set forth below, which amendments will only be effective upon satisfaction of the conditions described in this Section 4. The amendments described in Subsection 4(a) and (b) shall be deemed effective only upon the closing and consummation of the Merger Transaction in accordance with the BCA. The closing date of the Merger Transaction shall be deemed to be the effective date of the amendments to the Lease pursuant to this Section 4. The amendment described in Subsection 4(c) shall be deemed effective only (i) upon receipt of all of the OH License Change Approvals (as defined below) and the expiration of any appeal periods in connection therewith, and (ii) the Tenant becoming, directly or indirectly, a majority-owned subsidiary of MedMen ParentCo.

(a)            Guarantees: Each of Section 11.13 of the NY Lease, Section 34 of the MA Lease, and Section 34 of the OH Lease is deleted in its entirety and replaced with the following:

“Tenant acknowledges and agrees that Landlord entered into that certain Multi-Party Agreement dated March 13, 2019 by and among Tenant, certain affiliates of Landlord and MedMen Enterprises Inc., a British Columbia corporation (“MedMen”), among others (the “Multi-Party Agreement”), on the basis of Landlord's evaluation of the overall financial condition, business operations and potential business expansion opportunities of Tenant and New MedMen Inc., a British Columbia corporation (“MedMen ParentCo”), both at the Premises and at other locations in and outside of the State in which the Premises is located. As such, promptly following written notice from Landlord to both Tenant and MedMen ParentCo, Tenant will cause MedMen ParentCo (the “New Guarantor”) to promptly execute and deliver to Landlord a guaranty in the form attached to the Multi-Party Agreement as Exhibit 1 and incorporated herein by reference (the “New Guaranty”). For purposes of this Lease, the term “Guarantor” under the Lease shall be deemed to include the New Guarantor, and the term “Guaranty” under this Lease shall be deemed to include such New Guaranty. The obligations of each Guarantor shall be joint and several and Tenant shall cause each Guarantor to execute and deliver such further documentation as may be reasonably required to confirm such Guarantor's full and unconditional guaranty of Tenant's obligations under this Lease. Notwithstanding anything in this Lease or any Guaranty to the contrary, following Tenant’s written request (and subject to satisfaction of the conditions set forth below), Landlord agrees to execute a commercially reasonable form of subordination agreement that subordinates Landlord's rights under a Guaranty to an institutional lender’s or third party financing source’s rights with respect to a contemplated financing by the applicable Guarantor, provided that the following conditions are satisfied: 1) the subordination of the Landlord’s rights under the applicable Guaranty is a material requirement of the lender or other third party financing source to provide the financing to the Guarantor; and 2) at the time of Landlord's execution of such subordination agreement, (a) neither Tenant nor any Guarantor is then in default of its obligations under the Lease or any Guaranty; and (b) neither Tenant nor any Guarantor has defaulted on its obligations under either the Lease or any Guaranty more than two (2) times during the immediately preceding six (6) month period.”

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(b)            Financial Reporting: Each of Section 11.3 of the NY Lease, Section 35.1 of the MA Lease, and Section 35.1 of the OH Lease is deleted in its entirety and replaced with the following:

“To induce Landlord to enter into this Lease, MedMen ParentCo agrees that it shall, within one-hundred and twenty (120) days after the end of MedMen ParentCo's financial year, furnish Landlord with a certified copy of Tenant's audited year-end consolidated financial statements for the previous year. MedMen ParentCo represents and warrants that all financial statements, records and information furnished by MedMen ParentCo to Landlord in connection with this Lease are true, correct and complete in all respects. If audited financials are not otherwise prepared, unaudited financials certified by an officer of MedMen ParentCo as true, correct and complete in all respects shall suffice for purposes of this Section. In addition, promptly after produced, MedMen ParentCo shall furnish Landlord, upon Landlord's request, unaudited financial statements for the quarter and stub period then-ended for MedMen ParentCo's first, second and third fiscal quarters. The provisions of this Section shall not apply at any time while MedMen ParentCo's are traded on any nationally recognized Canadian or United States stock exchange.”

(c)            Put Right in OH Lease: Section 33 of the OH Lease is deleted in its entirety.

5.            OH License and Lease Transfer. PharmaCann, the OH Tenant, and MedMen (as it relates to MedMen, only to the extent, and for so long as, MedMen is required to do so under the BCA) agree to continue to use commercially reasonable efforts to obtain all required approvals, consents and/or authorizations (or written confirmation that there is no objection) with respect to the change in ownership and control of the OH Tenant pursuant to the Merger Transaction and the resulting change in control of the license issued by the Ohio Department of Commerce with respect to the OH Property (the “OH License Change Approvals”). OH Tenant agrees to promptly provide Landlord with all documents, instruments and correspondence evidencing the OH License Change Approvals upon receipt thereof. Promptly following Landlord’s request, the OH Tenant will execute, and MedMen will cause MedMen ParentCo to execute, any documents required to be executed and delivered under the OH Lease (as amended pursuant to Section 4) following receipt of the OH License Change Approvals.

6.            Entire Agreement/Waiver/Modification. This Multi-Party Agreement, including all Exhibits hereto, and each Lease (as applicable) contain the entire agreement between the Parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the Parties pertaining to such subject matter, all of which are merged herein. No modification of or supplement to any term or provision of this Multi-Party Agreement shall be effective unless the same is made in writing and signed by all Parties. No waiver respecting any term or provision of this Multi-Party Agreement or any Exhibit shall be effective unless the same is made in writing and signed by the Party benefited by the term or provision. No written and signed modification, waiver or supplement of or relating to this Multi-Party Agreement or any Exhibit shall have any force or effect beyond the specific instance or purpose for which the same is given or made.

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7.            Notices. Any notice, consent, demand, invoice, statement or other communication required or permitted to be given under this Multi-Party Agreement shall made in accordance with the provisions of the applicable Lease. Any notice to MedMen shall be sent to the following address:

10115 Jefferson Boulevard

Culver City, CA 90232

E-mail: lisa.sergi@medmen.com

Attention: General Counsel

8.            Severability. Any provision of this Multi-Party Agreement that shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and all other provisions of this Multi-Party Agreement shall remain in full force and effect and shall be interpreted as if the invalid, void or illegal provision did not exist.

9.            Counterparts; Facsimile and PDF Signatures. This Multi-Party Agreement may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Multi-Party Agreement shall be equivalent to, and have the same force and effect as, an original signature.

10.         Attorneys' Fees. If any Party commences an action, proceeding, demand, claim, action, cause of action or suit against any other Party arising out of or in connection with this Multi-Party Agreement, then the substantially prevailing Party shall be reimbursed by the Party at fault for all reasonable costs and expenses, including reasonable attorneys' fees and expenses, incurred by the substantially prevailing Party in such action, proceeding, demand, claim, action, cause of action or suit, and in any appeal in connection therewith (regardless of whether the applicable action, proceeding, demand, claim, action, cause of action, suit or appeal is voluntarily withdrawn or dismissed).

11.         Governing Law; Jurisdiction and Venue. This Multi-Party Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Multi-Party Agreement or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in the Delaware Court of Chancery, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Court of Chancery and any appellate court from any thereof, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (d) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Court of Chancery.

12.         Waiver of Jury Trial. To the extent permitted by applicable laws, the Parties waive trial by jury in any action, proceeding or counterclaim brought by the other Party hereto related to matters arising out of or in any way connected with this Multi-Party Agreement.

13.         No Third Party Beneficiary. This Multi-Party Agreement is for the sole benefit of the Parties and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns, and nothing in this Multi-Party Agreement shall give or be construed to give any other person or entity any legal or equitable rights.

14.         Successors and Assigns. Each of the covenants, conditions and agreements contained in this Multi-Party Agreement shall inure to the benefit of and shall apply to and be binding upon the Parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns.

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15.         Authority to Bind MedMen ParentCo. MedMen represents and warrants that, by signing this Multi-Party Agreement, it has full authority to bind MedMen ParentCo to perform any and all obligations of MedMen ParentCo under this Multi-Party Agreement, now and in the future.

16.         Time of the Essence. Time is of the essence with respect to the performance of every provision in this Multi-Party Agreement.

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IN WITNESS WHEREOF, the undersigned Parties have executed this Multi-Party Agreement as of the date first above written.

IIP-NY 1 LLC,		IIP-MA 1 LLC,
a Delaware limited liability company		a Delaware limited liability company

By:	/s/ Brian Wolfe	By:	/s/ Brian Wolfe
Name:	Brian Wolfe	Name:	Brian Wolfe
Its: Vice President, General Counsel and Secretary		Its: Vice President, General Counsel and Secretary

IIP-OH 1 LLC,
a Delaware limited liability company

By:	/s/ Brian Wolfe
Name:	Brian Wolfe
Its: Vice President, General Counsel and Secretary

[SIGNATURES CONTINUE ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned Parties have executed this Multi-Party Agreement as of the date first above written.

PHARMACANN LLC,		PHARMACANNIS MASSACHUSETTS INC.,
an Illinois limited liability company		a Massachusetts corporation

By:	/s/ Teddy C. Scott	By:	/s/ Teddy C. Scott
Name:	Teddy C. Scott	Name:	Teddy C. Scott
Its:	Authorized Signatory	Its:	Authorized Signatory

PHARMACANN OHIO LLC,
an Ohio limited liability company

By:	/s/ Teddy C. Scott
Name:	Teddy C. Scott
Its:	Authorized Signatory

[SIGNATURES CONTINUE ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned Parties have executed this Multi-Party Agreement as of the date first above written.

MEDMEN ENTERPRISES, INC.,
a British Columbia corporation

By:	/s/ Lisa Sergi
Name:	Lisa Sergi
Its:	General Counsel

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EXHIBIT 1

FORM OF GUARANTY

This Guaranty of Lease ("Guaranty") is executed effective on the ____ day of [_______], 20__, by [_______], a [_______] ("Guarantor"), whose address for notices is [________________], in favor of IIP-[____] LLC, a Delaware limited liability company ("Landlord"), whose address for notices is 11440 West Bernardo Court, Suite 220, San Diego, California 92127, Attn: General Counsel.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1.            Recitals. This Guaranty is made with reference to the following recitals of facts which constitute a material part of this Guaranty:

(a)            Landlord, as Landlord, and [_________________], a(n) [_________________] limited liability company, as Tenant ("Tenant"), entered into that certain Lease dated as of [______], 2019 (the "Lease"), with respect to the property located at [_________________], as more particularly described in the Lease (the "Leased Premises").

(b)           Guarantor is the indirect parent to Tenant and is therefore receiving a substantial benefit for executing this Guaranty.

(c)            Landlord would not have entered into the Lease with Tenant without having received the Guaranty executed by Guarantor as an inducement to Landlord.

(d)            By this Guaranty, Guarantor intends to absolutely, unconditionally and irrevocably guarantee the full, timely, and complete (i) payment of all rent and other sums required to be paid by Tenant under the Lease and any other indebtedness of Tenant, (ii) performance of all other terms, covenants, conditions and obligations of Tenant arising out of the Lease (including, without limitation, reasonable attorneys' fees and disbursements and all litigation costs and expenses incurred or payable by Landlord or for which Landlord may be responsible or liable, or caused by any such uncured default), and (iii) payment of any and all expenses (including reasonable attorneys' fees and expenses and litigation expenses) incurred by Landlord in enforcing any of the rights under the Lease or this Guaranty within five (5) days after Landlord's demand thereafter (collectively, the "Guaranteed Obligations").

2.            Guaranty. From and after the Execution Date (as such term is defined under the Lease), Guarantor absolutely, unconditionally and irrevocably guarantees, as principal obligor and not merely as surety, to Landlord, the full, timely and unconditional payment and performance, of the Guaranteed Obligations strictly in accordance with the terms of the Lease, as such Guaranteed Obligations may be modified, amended, extended or renewed from time to time. This is a Guaranty of payment and performance and not merely of collection. Guarantor agrees that Guarantor is primarily liable for and responsible for the payment and performance of the Guaranteed Obligations. Guarantor shall be bound by all of the provisions, terms, conditions, restrictions and limitations contained in the Lease which are to be observed or performed by Tenant, the same as if Guarantor was named therein as Tenant with joint and several liability with Tenant, and any remedies that Landlord has under the Lease against Tenant shall apply to Guarantor as well. If Tenant defaults in any Guaranteed Obligation under the Lease, Guarantor shall in lawful money of the United States, pay to Landlord on demand the amount due and owing under the Lease. Guarantor waives any rights to notices of acceptance, modifications, amendment, extension or breach of the Lease. If Guarantor is a natural person, it is expressly agreed that this guaranty shall survive the death of such guarantor and shall continue in effect. The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant or any other guarantor. Guarantor acknowledges that this Guaranty and Guarantor's obligations and liabilities under this Guaranty are and shall at all times continue to be absolute and unconditional in all respects and shall be the separate and independent undertaking of Guarantor without regard to the genuineness, validity, legality or enforceability of the Lease, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations and liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Tenant) relating to this Guaranty or the obligations or liabilities of Guarantor hereunder or otherwise with respect to the Lease or to Tenant. Guarantor hereby absolutely, unconditionally and irrevocably waives any and all rights it may have to assert any defense, set-off (except to the extent expressly provided for under the Lease), counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Tenant) relating to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or otherwise with respect to the Lease, in any action or proceeding brought by the holder hereof to enforce the obligations or liabilities of Guarantor under this Guaranty. This Guaranty sets forth the entire agreement and understanding of Landlord and Guarantor, and Guarantor acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations or liabilities of Guarantor under this Guaranty. The obligations of Guarantor under this Guaranty shall be continuing and irrevocable (a) during any period of time when the liability of Tenant under the Lease continues, and (b) until all of the Guaranteed Obligations have been fully discharged by payment, performance or compliance. If at any time all or any part of any payment received by Landlord from Tenant or Guarantor or any other person under or with respect to the Lease or this Guaranty has been refunded or rescinded pursuant to any court order, or declared to be fraudulent or preferential, or are set aside or otherwise are required to be repaid to Tenant, its estate, trustee, receiver or any other party, including as a result of the insolvency, bankruptcy or reorganization of Tenant or any other party (an "Invalidated Payment"), then Guarantor's obligations under the Guaranty shall, to the extent of such Invalidated Payment be reinstated and deemed to have continued in existence as of the date that the original payment occurred. This Guaranty shall not be affected or limited in any manner by whether Tenant may be liable, with respect to the Guaranteed Obligations individually, jointly with other primarily, or secondarily.

3.            No Impairment of Guaranteed Obligations. Guarantor further agrees that Guarantor's liability for the Guaranteed Obligations shall in no way be released, discharged, impaired or affected or subject to any counterclaim, setoff or deduction by (a) any waiver, consent, extension, indulgence, compromise, release, departure from or other action or inaction of Landlord under or in respect of the Lease or this Guaranty, or any obligation or liability of Tenant, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect to the Lease or this Guaranty, (b) any change in the time, manner or place of payment or performance of the Guaranteed Obligations, (c) the acceptance by Landlord of any additional security or any increase, substitution or change therein, (d) the release by Landlord of any security or any withdrawal thereof or decrease therein, (e) any assignment of the Lease or any subletting of all or any portion of the Leased Premises (with or without Landlord's consent), (f) any holdover by Tenant beyond the term of the Lease (g) any termination of the Lease, (h) any release or discharge of Tenant in any bankruptcy, receivership or other similar proceedings, (i) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provisions of any bankruptcy code or other statute or from the decision in any court, or the rejection or disaffirmance of the Lease in any such proceedings, (j) any merger, consolidation, reorganization or similar transaction involving Tenant, even if Tenant ceases to exist as a result of such transaction, (k) the change in the corporate relationship between Tenant and Guarantor or any termination of such relationship, (l) any change in the direct or indirect ownership of all or any part of the shares in Tenant, or (m) to the extent permitted under applicable law, any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of Guarantor or which might otherwise limit recourse against Guarantor. Guarantor further understands and agrees that Landlord may at any time enter into agreements with Tenant to amend and modify the Lease, and may waive or release any provision or provisions of the Lease, and, with reference to such instruments, may make and enter into any such agreement or agreements as Landlord and Tenant may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Landlord's rights hereunder or Guarantor's obligations hereunder, unless otherwise agreed in writing thereunder or under the Lease.

4.            Remedies.

a)            If Tenant defaults with respect to the Guaranteed Obligations, and if Guarantor does not fulfill Tenant's obligations within thirty (30) days following its receipt of written notice of such default from Landlord, Landlord may at its election proceed immediately against Guarantor, Tenant, or any combination of Tenant, Guarantor, and/or any other guarantor. It is not necessary for Landlord, in order to enforce payment and performance by Guarantor under this Guaranty, first or contemporaneously to institute suit or exhaust remedies against Tenant or other liable for any of the Guaranteed Obligations or to enforce rights against any collateral securing any of it. Guarantor hereby waives any right to require Landlord to join Tenant in any action brought hereunder or to commence any action against or obtain any judgment against Tenant or to pursue any other remedy or enforce any other right. If any portion of the Guaranteed Obligations terminates and Landlord continues to have any rights that it may enforce against Tenant under the Lease after such termination, then Landlord may at its election enforce such rights against Guarantor. Unless and until all Guaranteed Obligations have been fully satisfied, Guarantor shall not be released from its obligations under this Guaranty irrespective of: (i) the exercise (or failure to exercise) by Landlord of any of Landlord's rights or remedies (including, without limitation, compromise or adjustment of the Guaranteed Obligations or any part thereof); or (ii) any release by Landlord in favor of Tenant regarding the fulfillment by Tenant of any obligation under the Lease.

b)            Notwithstanding anything in the foregoing to the contrary, Guarantor hereby covenants and agrees to and with Landlord that Guarantor may be joined in any action by or against Tenant in connection with the Lease. Guarantor also agrees that, in any jurisdiction, it will be conclusively bound by the judgment in any such action by or against Tenant (wherever brought) as if Guarantor were a party to such action even though Guarantor is not joined as a party in such action.

5.            Waivers. With the exception of the defense of prior payment, performance or compliance by Tenant or Guarantor of or with the Guaranteed Obligations which Guarantor is called upon to pay or perform, or the defense that Landlord's claim against Guarantor is barred by the applicable statute of limitations, Guarantor hereby waives and releases all defenses of the law of guaranty or suretyship to the extent permitted by law.

6.            Rights Cumulative. All rights, powers and remedies of Landlord under this Guaranty shall be cumulative and in addition to all rights, powers and remedies given to Landlord by law.

7.            Representations and Warranties. Guarantor hereby represents and warrants that (a) Landlord has made no representation to Guarantor as to the creditworthiness or financial condition of Tenant; (b) Guarantor has full power to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty; (c) Guarantor's execution and delivery of, and the performance of its obligations under, this Guaranty does not conflict with or violate any of Guarantor's organizational documents, or any contract, agreement or decree which Guarantor is a party to or which is binding on Guarantor; (d) the individual executing this Guaranty on behalf of Guarantor has the authority to bind Guarantor to the terms and conditions of this Guaranty; (e) Guarantor has been represented by counsel of its choice in connection with this Guaranty; (f) this Guaranty when executed and delivered shall constitute the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms; and (g) there is no action, suit, or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before or by any governmental authority which questions the validity or enforceability of, or Guarantor's ability to perform under, this Guaranty.

8.            Subordination. In the event of Tenant's insolvency or the disposition of the assets of Tenant, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Tenant applicable to the payment of all claims of Landlord and/or Guarantor shall be paid to Landlord and shall be first applied by Landlord to the Guaranteed Obligations. Any indebtedness of Tenant now or hereafter held by Guarantor, whether as original creditor or assignee or by way of subrogation, restitution, reimbursement, indemnification or otherwise, is hereby subordinated in right of payment to the Guaranteed Obligations. So long as an uncured event of default exists under the Lease, (a) at Landlord's written request, Guarantor shall cause Tenant to pay to Landlord all or any part of any funds invested in or loaned to Tenant by Guarantor which Guarantor is entitled to withdraw or collect and (b) any such indebtedness or other amount collected or received by Guarantor shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Guaranteed Obligations. Subject to the foregoing, Guarantor shall be entitled to receive from Landlord any amounts that are, from time to time, due to Guarantor in the ordinary course of business. Until all of Tenant's obligations under the Lease are fully performed, Guarantor shall have no right of subrogation against Tenant by reason of any payments, acts or performance by Guarantor under this Guaranty.

9.            Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of [__________], United States of America, without regard to principles of conflicts of laws. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY. EACH PARTY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURTS SITUATED IN OR HAVING JURISDICTION OVER [______________________] IN ANY ACTION THAT MAY BE BROUGHT FOR THE ENFORCEMENT OF THIS GUARANTY (WITH THE EXPRESS AGREEMENT THAT NO ACTION MAY BE BROUGHT IN FEDERAL COURT RELATING IN ANY WAY TO THIS GUARANTY OR THE LEASE).

10.          Attorneys' Fees. In the event any litigation or other proceeding ("Proceeding") is initiated by any party against any other party to enforce this Guaranty, the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and actual reasonable attorneys' fees relating to or arising out of such Proceeding.

11.          Modification. This Guaranty may be modified only by a contract in writing executed by Guarantor and Landlord.

12.          Invalidity. If any provision of the Guaranty shall be invalid or unenforceable, the remainder of this Guaranty shall not be affected by such invalidity or unenforceability. In the event, and to the extent, that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, then Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a co-tenant therein with joint and several liability.

13.         Successors and Assigns. Unless otherwise agreed in writing or under the Lease, this Guaranty shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Guaranty.

14.         Notices. Any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in subsections (a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with subsection (a); (y) one business (1) day after deposit with a reputable international overnight delivery service, if given if given in accordance with subsection (b); or (z) upon transmission, if given in accordance with subsection (c). Except as otherwise stated in this Guaranty, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Guaranty shall be addressed to Guarantor or Landlord at the address set forth above in the introductory paragraph of this Guaranty. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

15.         Waiver. Any waiver of a breach or default under this Guaranty must be in a writing that is duly executed by Landlord and shall not be a waiver of any other default concerning the same or any other provision of this Guaranty. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver.

16.         Withholding. Unless otherwise agreed in the Lease, any and all payments by Guarantor to Landlord under this Guaranty shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto (collectively, "Taxes"). If Guarantor shall be required by any applicable laws to deduct any Taxes from or in respect of any sum payable under this Guaranty to Landlord: (a) the sum payable shall be increased as necessary so that after making all required deductions, the Landlord receives an amount equal to the sum it would have received had no such deductions been made; (b) Guarantor shall make such deductions; and (c) Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws.

17.         Financial Condition of Tenant. Landlord shall have no obligation to disclose or discuss with Guarantor Landlord's assessment of the financial condition of Tenant. Guarantor has adequate means to obtain information from Tenant on a continuing basis concerning the financial condition of Tenant and its ability to perform its Guaranteed Obligations, and Guarantor assumes responsibility for being and keeping informed of Tenant's financial condition and of all circumstances bearing upon the risk of Tenant's failure to perform the Guaranteed Obligations.

18.         Bankruptcy. So long as the Guaranteed Obligations remain outstanding, Guarantor shall not, without Landlord's prior written consent, commence or join with any other person in commencing any bankruptcy or similar proceeding of or against Tenant. Guarantor's obligations hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any bankruptcy or similar proceeding (voluntary or involuntary) involving Tenant or by any defense that Tenant may have by reason of an order, decree or decision of any court or administrative body resulting from any such proceeding. To the fullest extent permitted by law, Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay to Landlord or allow the claim of Landlord in respect of any interest, fees, costs, expenses or other Guaranteed Obligations accruing or arising after the date on which such case or proceeding is commenced.

19.         Conveyance or Transfer. Without Landlord's written consent, Guarantor shall not convey, sell, lease or transfer any of its properties or assets to any person or entity to the extent that such conveyance, sale, lease or transfer could have a material adverse effect on Guarantor's ability to fulfill any of the Guaranteed Obligations.

20.         Financials. Guarantor acknowledges and agrees to comply with the financial reporting requirements set forth in Section [___] of the Lease.

21.         Joint and Several Liability. Guarantor's liability under this Guaranty shall be joint and several with any and all other Guarantors in accordance with the terms and conditions of the Lease.

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

GUARANTOR

NEW MEDMEN INC.,
a British Columbia corporation

By:
Name:
Title: